                                                                  Exhibit 10.4.4

                 AMENDMENT NO. 4 TO THE MANUFACTURING AGREEMENT

This AMENDMENT No. 4 dated as of July 18, 2002 (the "Amendment") to the Manufacturing Agreement dated as of September 18, 1995, as amended (the "Manufacturing Agreement"), by and between Merck & Co., Inc. ("MERCK") and Regeneron Pharmaceuticals, Inc. ("REGENERON"). Capitalized terms used in this Amendment but not defined herein shall have the meaning set forth in the Manufacturing Agreement.

WHEREAS, MERCK and REGENERON have been in discussions regarding certain matters relating to the Manufacturing Agreement;

WHEREAS, both parties wish to amicably settle their differences in order to facilitate future relations between the parties;

WHEREAS, based upon the foregoing discussions, MERCK and REGENERON with to amend the Manufacturing Agreement pursuant to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following:

1. Over the past few months, REGENERON has raised an issue that the Manufacturing Agreement does not provide the bargained-for compensation, including profitability of the Manufacturing Agreement. MERCK disagrees with REGENERON's position and believes that REGENERON has received the bargained-for compensation. Notwithstanding the foregoing, and without agreeing upon nor acknowledging the validity of REGENERON's position, in order to resolve fully and finally the issue relating to bargained-for compensation, including, profitability of the Manufacturing Agreement, MERCK shall pay to REGENERON the amount of One Million U.S. Dollars
      ($1 Million) no later than thirty (30) days after the execution of this Amendment. MERCK's decision to make the payment described in this Paragraph 1 is based solely on its desire to facilitate future relations between the parties and is not an admission that any such payment is required under the Manufacturing Agreement and does not establish any precedent to that effect.

2. In consideration of the payments and compromises set forth herein and with the intent of facilitating future relations between the parties, the sufficiency of which is hereby acknowledged, REGENERON hereby releases and forever waives any claim it has or may have against MERCK relating to the bargained-for compensation, including, without limitation, the profitability of the Manufacturing Agreement or any other compensation required under the Manufacturing Agreement, except for payment of compensation as expressly set forth in Paragraph 7 or Amendment No. 3 and
      Article 13 and Article 19 of the Manufacturing Agreement, or as may otherwise be agreed to in writing by the parties.

3. REGENERON expressly agrees that it will abide by the terms of the Manufacturing Agreement, including, without limitation, to deliver INTERMEDIATE in accordance with MERCK's delivery schedule, subject to the terms and conditions set forth in the Manufacturing Agreement.

4. Section 7.1 of the Manufacturing Agreement is hereby amended to add the following sentence at the end of the existing Section 7.1

      "Notwithstanding anything in this Agreement to the contrary, no quarterly delivery schedule provided by MERCK in any PURCHASE ORDER shall require the delivery of more than [**] BATCHES, unless otherwise agreed in writing by the parties."

5. Section 12.3 of the Manufacturing Agreement is hereby amended to add the following sentences at the end of the existing Section 12.3;

      "For purposes of determining if REGENERON has met its quarterly delivery obligation and the BATCH FEES payable to REGENERON only, REGENERON shall be deemed to have delivered INTERMEDIATE to MERCK as of the date of receipt of the conditional release package by MERCK plus thirty (30) days (the "Deemed Delivery Date").

      Notwithstanding the foregoing paragraph, in the event that MERCK has not been able to deliver MATERIALS and/or SUBSTANCE to REGENERON by the agreed-up delivery dates for such MATERIALS and/or SUBSTANCE (as agreed from time to time by MERCK and REEGENERON) or MERCK has delivered to REGENERON MATERIALS and/or SUBSTANCE which fail to meet the agreed-upon specifications then with respect to any such affected BATCHES of INTERMEDIATE, REGENERON shall not be obligated to meet MERCK's delivery schedule, but rather, shall make all reasonable effort to deliver INTERMEDIATE to MERCK as soon as possible; provided, however, that, in an such case, REGERNON shall deliver such affected BATCHES of INTERMEDIATE to MERCK no later than the CALENDAR QUARTER immediately following REGENERON's receipt of such delayed MATERIALS and/or SUBSTANCE unless the parties agree in writing to an alternate delivery schedule; provided, further, that, REGENERON shall not be obligated to deliver in any CALENDAR QUARTER more than [*****] BATCHES of INTERMEDIATE. If such affected BATCHES cannot be made up in full in the first CALENDAR QUARTER immediately following REGENERON's receipt of such delayed MATERIALS and/or SUBSTANCE due to the [*****] BATCH limitation set forth in the previous sentence, then such remaining BATCHES shall be made up in the next CALENDAR QUARTER or QUARTERS, subject to the [*****] BATCH limitation set forth in the previous sentence.

6. Section 16.2 of the Manufacturing Agreement is hereby amended to add the following sentence at the end of the existing Section 16.2;

      "Notwithstanding the foregoing, in the event that MERCK gives REGENERON at least three hundred sixty five (365) days' notice of termination, then MERCK shall not be obligated to, and shall not, pay to REGENERON the aforementioned sum of [*****].

      A termination notice delivered by MERCK to REGENERON pursuant to this
      Section 16.2 shall be non-revocable."

7. Section 13.1 of the Manufacturing Agreement shall be amended by adding an "(a)" immediately prior to the existing language and adding the following paragraphs (b), (c) and (d) immediately after the existing Section 13.1;

      "(b) Notwithstanding paragraph (a) above and Section 13.2 herein, with respect to all BATCHES of INTERMEDIATE for which a [***] release package has been delivered to MERCK prior to a Resumption Date (as such term is defined in the last sentence of this paragraph (b)), REGENERON shall invoice MERCK for such BATCHES once the [***] release package has been delivered to MERCK and MERCK shall pre-pay to REGENERON [***] of the invoiced amount within forty five (45) days after the later of (i) receipt of REGENERON's invoice or (ii) the Deemed Delivery Date. The remaining [***] of the invoiced amount shall be paid by MERCK to REGERNON within thirty (30) days after the later of actual receipt by MERCK of (a) INTERMIATE or (b) REGENERON's invoice for such remaining amount. In the event that any BATCH is subsequently not RELEASED by MERCK, upon notice to REGENERON of such rejection, REGENERON shall, within thirty (30) days, either issue a credit or a check, at MERCK's option, to MERCK in the full amount pre-paid by MERCK for the rejected BATCH. No late than thirty (30) days after the start of a Prepayment Period (as such term is defined in the last sentence of this paragraph (b)), MERCK shall pay REGENERON all amounts due under this paragraph (b) relating to the BATCHES which have triggered the start of a Prepayment Period. For purposes of this Agreement, (x) "Prepayment Period" shall mean each period in which MERCK is making a prepayment pursuant to this paragraph (b) and (y) "Resumption Date" shall mean the day after the date in which MERCK has RELEASED and paid REGENERON for [***] consecutive BATCHES of INTERMEDIATE within [***] days of receipt by MERCK of the [***] release package.

      (c) From and after any Resumption Date, Merck shall have no further obligation to pre-pay any amount, as provided in paragraph (b) above, and paragraph (a) above shall govern all deliveries until such time that MERCK fails to RELEASE and pay for [***] consecutive BATCHES of INTERMEDIATE within [***] days of receipt by MERCK of the applicable [***] release packages for such BATCHES, at which time a new Prepayment Period shall commence and the terms of paragraph (b) shall again become in full force and effect until the ensuing Resumption Date.

      (d) For the avoidance of any doubt, the initial Prepayment Period shall commence as of the date hereof. No later than thirty (30) days after the receipt by Merck of REGENERON's invoice, MERCK shall prepay all amounts due under paragraph (b) above for the following BATCHES: [***].

8. Schedule F shall be amended by deleting the existing Schedule F and in its place by inserting a new Schedule F, attached hereto as Attachment 1.

9. Except as specifically set forth above, all other terms and conditions of the Manufacturing Agreement shall remain unchanged and in full force and effect.

10. Each and every referenced to the Manufacturing Agreement shall hereinafter refer to the Manufacturing Agreement as amended by this Amendment.

11. This Amendment, together with the Manufacturing Agreement, are the only, entire and complete agreement of the parties relating to the subject matter hereof. All prior discussions, negotiations and agreements have been and are merged, cancelled and integrated into, and are superseded by, the Manufacturing Agreement, as amended by this Amendment. None of the parties hereto shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein.

12. The parties acknowledge agreement to the terms of this Amendment by having an authorized representative sign one copy in the space provided below. Each party represents and warrants that the authorized representative has actual power and authority to execute this Amendment on behalf of the respective company, and that this Amendment shall be binding upon the respective company, its successors and assigns.

13. This Amendment shall be interpreted by the construed according to the substantive laws of the State of New York without reference to any rules of conflict of laws or renvoi.

14. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute one of the same agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MERCK & CO., INC.                   REGENERON PHARMACEUTICALS, INC.

By: /s/Bernard J. Kelley            By: /s/Murray A. Goldberg
    -----------------------------       ---------------------------------------
    Name: Bernard J. Kelley             Name:  Murray A. Goldberg
    Title: President, MMD               Title: SVP, Finance & Administration
                                               and CFO

                                                                    ATTACHMENT 1

                                   SCHEDULE F

                                     [*****]